UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 16, 2011

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-2578432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Sunrise Park Road, New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 22, 2011, Balchem Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report on the voting results of its annual meeting of shareholders held on June 16, 2011 (the “Annual Meeting”), including, among other matters, the results of the advisory and non-binding votes of shareholders regarding approval of the compensation of the Company’s named executive officers (a “Say-On-Pay Vote”) and the frequency of conducting a Say-On-Pay Vote (a “Say-When-On-Pay Vote”). This Form 8-K/A is being filed as an amendment to the Original Report solely to disclose the decision of the Board of Directors of the Company (the “Board”) as to the frequency the Company will conduct a Say-On-Pay Vote. No other changes have been made to the Original Report and this Form 8-K/A should be read in conjunction with the Original Report.

The Board has considered the appropriate frequency for conducting Say-On-Pay Votes. Among other factors, the Board considered the voting results of the Annual Meeting with respect to the Say-When-On-Pay Vote. The Board has determined that future Say-On-Pay Votes will be submitted to shareholders of the Company annually until the next required Say-When-On-Pay Vote.

Item 9.01	Financial Statements and Exhibits.

(c)  Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION

By: /s/ Dino A. Rossi
Dino A. Rossi,President &
Chief Financial Officer

Dated: December 15, 2011